Exhibit 10.19

                                                                     Translation
                                                                     -----------


                       Guaranty Contract of Maximum Amount

                                         No. (2005) Shen Binhai Zongbao Zi 006-1

Guarantor: Jilin Provincial Huaruan Technology Company Limited by Shares
Address: No. 4252, Dongnan Hugu Rd, Changchun
Legal Representative: Li Xiangqian
Telephone: 0431-5306708

Creditor:  Shenzhen Branch, Minsheng Bank of China
Address: Jiahe Huaqiang Building, Shennan Zhong Rd, Futian District, Shenzhen Postal Code: 518031
Legal Representative/Person in Charge: Yang Dong
Telephone: 83295326
Fax: 83643921

Shenzhen BAK Battery Co., Ltd. (hereinafter referred to as "Obligor") and the Creditor have entered into the Comprehensive Credit Facilities Agreement (reference no.: 2005 Shen Binhai Zong'e Zi. 006, hereinafter referred to as "Master Agreement"). The Guarantor undertakes voluntarily to provide guaranty for the indebtedness of the Obligor under the Master Agreement.

The Creditor have accepted the Guarantor's guaranty and both parties have reached the following agreements in accordance with the Guarantee Law of People's Republic of China and relevant laws and regulations.


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                      Section I. Indebtedness to be secured
1. The indebtedness secured by the Guarantor's guaranty is the maximum credit facility granted under the Master Agreement, which is RMB 40 million yuan. The term of the indebtedness is from 17 March 2005 to 17 March 2006.

                Section II. Period of performance by the Obligor
2. The period for the Obligor to perform its obligations shall be determined by the Master Agreement or relevant agreements/contracts entered into under the Master Agreement.

                         Section III. Method of Guaranty
3. The guaranty provided by the Guarantor under this Contract shall be guaranty with joint and several liability.

                          Section IV. Scope of Guaranty
4. The guaranty under this Contract shall cover the loan principal, interest, penalty interest, compound interest, breach of contract compensation, damages and all the expenses such as litigation cost, lawyer's fee and travel cost etc. which is incurred to the Creditor in realizing its creditor's right. The payment made by the Guarantor to the Creditor in performance of its obligation of guaranty (including the payment made in accordance with clause 7.3 of this Contract) shall be used by the following sequence of priority: payment of (1) the expense in realizing the creditor's right; (2) damages; (3) breach of contract compensation; (4) compound interest; (5) penalty interest; (6) interest; (7) principal. The Creditor is entitled to amend the abovementioned sequence of priority at its own discretion.

                           Section V. Guaranty Period
5. The guaranty period under this Contract is 2 years, commencing from the date of expiry of the period for the Obligor to perform its obligations under the Master Agreement or the relevant agreements/contracts entered into under the Master Agreement. The period for the Obligor to perform its


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     obligations under the abovementioned relevant  agreements/contracts entered into under the Master Agreement shall be calculated separately. The date of expiry stipulated in the relevant agreements/contracts entered into under the Master Agreement and the date of expiry as declared by the Creditor shall be deemed as the date of expiry of the period for the Obligor to perform its obligations for the purpose of this clause.

                       Section VI. Rights and Obligations
6.   Rights and Obligations of the Guarantor
6.1  The  Guarantor   undertakes  that  it  is  a  PRC  legal  person  or  other organizations lawfully existing under the PRC laws and it has the full capacity to enter into and perform this Contract and bear the relevant civil liabilities independently.
6.2 The Guarantor enters into this Contract of its free and genuine will and it has obtained all necessary internal authorizations to assure the effectiveness and validity of this Contract.
6.3 The Guarantor undertakes that the documentations provided by it to the Creditor to prove its lawful status are all truthful, lawful and valid.
6.4 In case of default by the Obligor upon the date of expiry stipulated in the relevant agreements/contracts entered into under the Master Agreement or the date of expiry as declared by the Creditor, the Guarantor is obliged to perform its obligation of guaranty once it receives the written notice by the Creditor.
6.5 There is no other litigation or arbitration which may affect the Guarantor's capacity to perform its obligation of guaranty.
6.6 The Guarantor's obligation of guaranty shall be terminated once the Obligor has fully performed its obligation under the Master Agreement.
6.7 The guaranty under this Contract is independent. The Guarantor shall assume all obligation of guaranty even there is any guaranty provided by other third party.


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6.8  The Guarantor  shall  continue to assume the obligation of guaranty in case that the Creditor transfers its creditor's right to any third party (even without the consent of the Guarantor) during the guaranty period.
6.9 The Guarantor shall continue to assume the obligation of guaranty in case that the Creditor and the Obligor agree to amend the Master Agreement by which the indebtedness of the Obligor is not increased (even without the consent of the Guarantor); Under such circumstance, the guaranty period shall be two years commencing from the amended date of expiry for the Obligor to perform its obligations.
6.10 During the valid term of this Contract, the Guarantor shall give 30-day prior notice to the Creditor in case of change of management system, registered capital or shareholding ratio of the Guarantor, the Guarantor shall give 7-day prior notice to the Creditor in case of change of address, name or legal representative of the Guarantor.
6.11 During the valid term of this Contract, the guaranty provided by the Guarantor to any other third party shall not have any negative impact on the interest of the Creditor.
7.   Rights and Obligations of the Creditor
7.1 The Creditor is entitled to demand the Guarantor at any time to provide the financial report, financial information or other materials concerning the business operation and financial status of the Guarantor.
7.2 In case of default by the Obligor upon the date of expiry stipulated in the relevant agreements/contracts entered into under the Master Agreement or the date of expiry as declared by the Creditor, the Creditor is entitled to demand the Guarantor to bear joint and several liability in accordance with this Contract.
7.3 In case that the Guarantor fails to perform its obligation of guaranty, the Creditor is entitled to transfer the relevant amount of money from the account of the Guarantor in Minsheng Bank of China to settle the indebtedness. And the Creditor is entitled to demand the Guarantor to pay for the unsettled indebtedness.


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7.4  The Creditor  does not need to inform the  Guarantor  that the Creditor and the Obligor enters into any relevant agreement/contract under the Master Agreement.

                         Section VII. Breach of Contract
8. After this Contract becomes effective, both parties shall perform their obligations in accordance with this Contract. In case of breach of contract by any party, the breaching party shall bear the relevant liabilities and compensate the loss of the observing party.

             Section VIII. Effectiveness, Amendment and Termination
9. This Contract shall become effective once it is signed by the legal representative/person in charge or authorized representative of both parties and is stamped with the company chop of both parties.

10. Any amendment or termination before expiry of this Contract shall be agreed by both parties in writing.

                         Section IX. Dispute Settlement
11. Any dispute arising from this Contract shall be submitted to the People's Court located in the address of the Creditor.

                             Section X Miscellaneous
12. The notice under this Contract may be sent by telex or fax and shall be deemed as served once it is sent; or the notice may be sent by mail and shall be deemed as served three days after it is sent.

13. This Contract is independent from the Master Agreement and shall survive the invalidity of the Master Agreement.

14.  Other issues agreed by both parties: N/A

15. This Contract has two originals and each party shall retain one original of the same legal effect.

16. The Creditor has explained all clauses of this Contract to the Guarantor and both parties have no dispute concerning the construction of this Contract, especially the clause regarding the rights and obligations of the parties and limitation or waiver of liabilities.

17.  This Contract is signed by both parties on 5 March 2005 in Shenzhen.

Guarantor (company chop): ________________
Legal Representative/Authorized Representative: ________________

Creditor (company chop):_______________
Legal Representative/Person in Charge/Authorized Representative:____________